Exhibit 99.1

(00:00):

Alright? All welcome everybody to Wall Street Reporters. Next super stock live stream where we bring you those stocks which have that 10 x to 100 x upside potential companies going after massive multi-billion dollar market opportunities that are now at a key inflection point and with multiple catalysts in place for that 10 x. Uh, and that brings us back to ADTX, uh, and Amro Albanna, the CEO. Amro, welcome back to the program.

Amro Albanna (00:27):

Good to see you again, Jack.

Jack Marks (00:29):

Uh, Amro. So look, the big news is this, again, one of the things that we look for, one of the things that we want to have with, you know, with our 10 bagger, you know, the key, the, the, the, the system is we gotta have stocks that are at the inflection point. ‘cause that’s where all the money is made. And here’s the thing, what’s exciting about Aditxt, the stock fits into, you know, all our criteria that we look for in our, you know, 10 bagger system, which has produced so many stocks that have gone up 10X, 100x and more. And that one of the big things people need to understand is cheap valuation. You gotta get in at the ground floor. And it, it doesn’t get cheaper than Aditxt. The stock is trading at a, like a $4 million, $3 million market cap today.

(01:10):

Now the stock is increasing, like literally as we speak, we hit a lull, there was, I think a capitulation, uh, you know, investors. I think the problem is people don’t understand the model and people have kind of, you know, the stock has been through many cycles. People have given up, they don’t understand the model. And that’s exactly when the big money’s made. When everybody gives up. And the companies just again, at that inflection point, how do we know, how do we know the company is at the inflection point? The news flow And the news. The big news, which I think most people missed is, you know, you signed with, uh, Spartan Capital to, you know, to be the underwriter for the Pearsanta IPO. So Pearsanta, which is one of your three, three, um, companies that you’re building, and we’ll talk about your strategy. We’re gonna get into the strategy, which am we gotta exploit the strategy.

(02:00):

‘cause I think the market, that’s probably why the stock is cheap. People haven’t caught on yet, but I think they will. I think they’re gonna catch on. This is the moment. So this marks this, um, the, the news about, uh, Spartan Capital doing the IPO, which is gonna be a major, if you wanna call it a liquidity event, monetization event, for Pearsanta. But that totally validates the model. That itself can make the stock a 10 x. I’ll explain it my analysis later, but it’s a big deal. So, uh, Amro enough about me talking. Uh, let’s, let’s, let’s,

Amro Albanna (02:35):

I mean, look, let’s, let’s explain the model. In, in, in very simple way. It’s acquire, build, capitalize, and the innovations we look for, we look for innovations that could address some of our most pressing health challenges, period. And today since, we’re talking about Pearsanta, we’re talking about cancer. Everybody understands the significance of cancer, and we’ll talk about it by the numbers. But basically, Aditxt was founded to identify these big innovations with big potential, build them in-house and capitalize on the opportunity at the right time. Just like what we’re doing with, uh, with, with Pearsanta as we speak.

Jack Marks (03:17):

And here’s, here’s the, here’s the big thing. Um, by the way, this is interesting. We have, we have a bunch of people watching, and we just happened, I just saw this comment from Keith. Now Keith, I know Keith has been follow, I think Keith, or it’s another guy, but I think it’s Keith, that he’s been following our, uh, our channel for probably five plus years. And he’s seen the stocks just like Aditxt. You know, they, they, they came out a little bit early and, you know, people gave up a little bit too early and then all of a sudden they end up going up 10 x, 20 x and even 50 x. Uh, so again, I think we’re, we’re at that stage. Let’s, let’s explain I first I want for people who don’t know, um, let’s talk about Pearsanta. What’s the, what does the company do? And then we’ll talk about the other parts. We’ll go through the business model. But first, again, Pearsanta. What, what, what does the company do exactly?

Amro Albanna (04:05):

Right? So let’s quantify cancer by the numbers, I mean, everybody understands cancer. Everybody has dealt with it directly or indirectly, but let’s talk about it by the numbers. And we will begin by 50% of cancers, half of cancers are diagnosed too late. Half 70% of cancer death can be prevented. So imagine when we’re talking about 10 million people annually, you know, half of which are diagnosed too late, and 70% of cancer can be prevented by early detection. What that translates to is $1.2 trillion. Economic opportunity, secondary, of course, to the lives that we’re wasting. So nobody can, nobody can, you know, nobody can disagree with the potential opportunity of addressing cancer via early detection and eventually prevention. But we’re starting, of course, with early detection with prostate cancer, and those are the numbers, when you’re talking about 70% more than half can be prevented with early detection. I think we can all understand and capture the opportunity of what it means to begin going after early detection.

Jack Marks (05:25):

Okay, so let’s talk about how does the technology work? I think what’s also very important, I think, which we talked about, I think at an offline a while back, is, um, Spartan Capital’s the underwriter that’s gonna be handling the IPO. Uh, I think the banker involved in the deal. He actually was involved with Pearsanta, I think in some capacity. I think they invested in the stock

Amro Albanna (05:46):

Actually with the original company that we, that we acquired. That’s asset with MDNA biosciences. Okay. Um, yeah, an individual, an individual, not the bank, an individual is actually involved and that’s how we, okay. Okay. Mitochondrial DNA truly is key to understanding our health. And, you know, with, you know, basically we’re looking, we’re looking at mitochondrial DNA to detect damage that could tell us whether someone has, uh, early, uh, or, or whether someone has cancer. But we use mitochondrial as a way to early detect the disease. And that’s, and that’s the,

Jack Marks (06:35):

Okay, so the technology platform, it’s based on, uh, analyzing mitochondrial DNA.

Amro Albanna (06:43):

That is correct. And look, you, you can come up with all the innovations in the world, but if you cannot deploy it, uh, in a logistically feasible manner, economically feasible manner, then it’s not gonna matter, right? With, with, with Pearsantas MDNA platform, we’re talking about non-invasive blood tests that basically examines the mitochondrial DNA of an individual starting with prostate cancer. And the plan here is to move forward with lung cancer, ovarian cancer, breast cancer, and other types of cancer. But the first commercialization, we’re targeting end of this year, Q1 of 2026, starting with prostate cancer. So we’re not years away, we’re months away.

Jack Marks (07:33):

Okay. So you, okay, so I guess you answered, uh, I think we answered a question from, uh, Tomay, which is, okay, this is a blood test analyzing mitochondrial, DNA, uh, and commercialization is starting, you’re saying this year, 2000, uh, 2025,

Amro Albanna (07:49):

The team in Richmond, Virginia, the team in Richmond, Virginia, which is a CLIA-CAP certified, accredited, uh, laboratory and monitoring center, is working on validation of the first two exams. Actually, we have prostate cancer as well as endometriosis. Endometriosis is not oncology related. It is, uh, it is for women’s health. But we’re starting with these two exams. So Pearsanta really transitions from, you know, uh, you know, promising science, promising innovation to commercialization. And that is key inflection point for us, Jack, because we acquired an asset, we built it, we set it up, we made it operationally possible. And the goal here is to launch the first test end of this year, Q1 of 2026, starting again with prostate cancer endometriosis. That is what Aditxt needs to accomplish. What we need to show that a model is in action, the IPO for Pearsanta is intended to take, to take, you know, to to, to fully scale the commercialization of Pearsanta beyond prostate and endometriosis and beyond, obviously the US, Europe, basically take it globally. And that’s why 2026 is a very important year for Pearsanta as well as Aditxt.

Jack Marks (09:06):

Okay? So look, the diagnostics market, uh, is, you know, multi-billion dollar market cancer diagnostics. Again, multi-billion dollar market. Uh, I should have asked ChatGPT what is exactly the size of the, uh, cancer diagnostics market. So I’m, I’m, I’m, I can’t do it now, but if somebody’s, if somebody in the audience is watching tell, you know, ask ChatGPT size of cancer diagnostics market worldwide, I’d like to know. I think it’s in, it’s in the multi-billions. Um, question I have for you is, what are, okay, so what are you competing, uh, like what, what are the, um, uh, currently this kind of, the, the, you know, what, what, what is the market like right now? Like, what is, what are you competing, what will a Pearsanta be competing against in terms of your technology? Use mitochondrial. DNA. Does anybody else use mitochondrial DNA? How accurate is it? Or what, what are the benefits compared to other methods? And, you know, what are you competing with and like, pricing wise, so we can understand the kind of the, your, your competitive advantage that you have over here. So,

Amro Albanna (10:10):

So one scientific competitive advantage using mitochondrial DNA, and as I mentioned, mitochondrial DNA is truly gonna show that it’s key to, to better understand our health. That’s number one. Number two, when you’re talking about economically feasible, we’re talking about cost that is in sync with existing costs in the market and, and, you know, easily deployable because we’re using existing PCR uh, uh, equipment to actually, to, um, to conduct the test. So we’re not using infrastructure that is proprietary to us. We’re using existing industry infrastructure, and that’s out of our Richmond, Virginia laboratory. Um, and again, I mean, look at, look at PSA tests right now for prostate cancer, uh, overtreatment, right? It’s unnecessary. Just because you have high levels does not mean you necessarily have cancer. And that leads to, uh, overtreatment. So just starting with prostate cancer will begin to show how mitochondrial DNA is more accurate, more precise, uh, logistically and economically very feasible to deploy.

Jack Marks (11:19):

Okay? So this is a game changer. Okay? Okay. So we just had some audio. Okay, so by the way, we got, we got, okay, in the audience, we got some, uh, people who, who, okay, so c plus plus one of, uh, one of our, uh, longtime audience members. He says, cancer diagnostics market today, a hun over 110 billion, closer to 150 to sixty. Let’s just, let’s just say a hundred billion dollars. Okay? And this, I say, this is what, Chad, this is from chat GPT, and this is not me saying it’s, it’s, you know, chat. GPT knows 150. Whoa, look at, these are big numbers. These are huge numbers. Okay, what, okay, so this, say the numbers. I’m, I’m actually shocked it’s this, I thought it was smaller. Okay, these are huge numbers. Uh, let’s just say it’s some, it’s north of 150 billion, so it’s north of 150 billion. And your technology mitochondrial, DNA, could be, you know, a major game changer. You’re saying it’s more accurate now you’re gonna have, you have, uh, any, anything that proves that? How do you show, how do you get the market to, how do you get the medical community to come on board? Is there anybody else doing mitochondrial DNA? Like, what’s the,

Amro Albanna (12:34):

So one we’re working on the validation as we speak, that’s really important when we’re talking about validation and we’re validating against existing tests. Uh, MDNA prior to our acquisition, they did have scientific paper published online as far as the mitochondrial DNA and their particular tests. And again, that’s, that’s why it’s important for us to complete our validation this year as we speak, to be able to go out commercially and, uh, and with, with, with the published numbers. But as far as the market, I mean, look, I mean, we’re, we’re looking at the markets right now from, you know, from, you know, uh, from the audience. But look, we, we, you know, right? Even, even prior to our acquisition, MDNA had their own distributors in Europe that were interested in taking on the test. So our focus right now is to make sure that we advance the validation, we make sure we can back up our claim and go commercially. So the, the key here for us, this, um, uh, this test, and I lost you there, Jack.

Jack Marks (13:41):

Yeah, I think the audio, uh, I think we just dropped. I think your connection might have, can, okay, so can you repeat, uh, repeat? So, so MDNA, uh, they were get, so pick up where, where, where you were going with that. I think you were talking about Europe.

Amro Albanna (13:55):

So, so commer, commercially speaking, uh, there is no doubt that a, you know, a, a test that can early detect cancer, that can be deployed using the existing infrastructure and is in sync or even better economically when it comes to economics as far as cost, and as far as price point, those are the three key points that we believe we can meet. So it works, it works with existing infrastructure, so you’re not looking for proprietary equipment to run it, and it is in sync with the cost. If we can show the market these three parameters, which we believe we have, if we can show by end of validation that we have these three, and we’ll begin deploying commercially, we will have the demand for the test, which again, we believe we currently have the demand for the test. So for us, the team is focused on finishing the validation. So Pearsanta can transition from, you know, from pre-revenue to commercially to a commercial stage company and, uh, revenue generating company.

Jack Marks (15:06):

Okay? So three things, uh, pro, okay. So how will your price compare to other, uh, you know, the current kind of standard of care?

Amro Albanna (15:14):

It will be within the current standard. That’s the key. That we are not gonna be a higher price point or a higher cost. We believe we’ll be able to price it within the existing, uh, reimbursement,

Jack Marks (15:25):

But, okay. But the big thing, the big thing is that it’s a blood test and it’s gonna be more accurate, right? So this is the thing that you have to val, like how much more accurate is the question? Is it 50%? You know, how more, how much more accurate? That’s you’re gonna have to, when will you be able to prove that? Do you have numbers right now you could talk about

Amro Albanna (15:43):

And, and we’re go, we’re going through validation, right? That’s what we’re doing right now as we speak. But the key for cancer is not necessarily just more accurate, it has to be earlier detection. I mean, that’s early. Early, okay. Okay. Earlier detection. So back to that percentage where 70% of cancer death could be prevented if it was early detected. Think about that. So not look, not, not just about precision, it’s the timing of detection that would make the difference.

Jack Marks (16:15):

Okay. Big deal. Okay. Okay. Okay. Okay. Big. That’s a, okay. <laugh>, that’s big value driver. Uh, uh, as I say, so, so how much earlier can you show? Can you get,

Amro Albanna (16:27):

Can I, can I just share with you the vision Yeah. Of Pearsanta, truly, when it comes to, and, you know, and, um, please, I’ll, you know, I’ll say this. I know you and I were talking about it before, before this session. I gotta keep remembering to look at the camera. <laugh>, keep looking at you. So look, you we’re all familiar with 23andme and ancestry.com and all that, right? You can basically download the app, uh, you can get a kit, you can send a sample, and you get your 23andme, your ancestry, your ancestry report, right?

(17:03):

And I’ve done it. But reality is, you, you, you really only need to do it once, at least from my point of view. I mean, once you know your DNA, you know, your DNA, now imagine, and instead of just looking at this as a medical thing where, you know, something happens, you go to the doctor, you go to the regular exams, you do your labs. Imagine if we have regular testing on your app where you’re receiving, you’re receiving a kit, you’re doing your blood. And again, I’m not saying to be clear, that’s what, you know, we need to do all the regulatory work. But imagine when you are able to receive a kit at your home every six months, every year, every two years, depending on the test, and you have your blood sample being shipped for monitoring for cancer. Imagine what Pearsanta could be in terms of contribution to the disease. And in terms of the economic opportunity, that’s where Pearsanta is headed, and that’s where we’re positioning Pearsanta, that this does not become a medical exam. This becomes a monitoring to, to, to, to look at early signs of cancer.

Jack Marks (18:11):

Okay? So this is something you, you could do at a home base, is that what you’re saying? This is gonna be an at-home kit?

Amro Albanna (18:17):

Not yet. We have to have the right regulatory, at least we’re talking about not, not the test, that’s not processing the test. I’m talking about providing a sample with 23andme, saliva based, you send it, right? So the, the key here is imagine if we have a kit that gets shipped and people can do their own blood draw, send it to the lab, send it to our monitoring center, and come back with the results on your app.

Jack Marks (18:45):

How much blood, how much blood do they need for the sample?

Amro Albanna (18:48):

So without getting into all the technicalities, that’s what we need to, obviously, that’s what we need to work out. But this is where the audience need to understand the bigness and the big opportunity for Pearsanta where, you know, yes, doctors, hospitals, all of that. But ultimately, I know you and I, and I’m, I’m sure I speak for the audience and I’m sure I’m, I speak for people that are looking at it. Imagine for yourself, your family, where you’re able to do this regular monitoring seamlessly to monitor for early signs of cancer. That’s the opportunity we’re seeking with Pearsanta.

Jack Marks (15:25):

Okay? So basically, so the real, okay, so the real, um, advantages, earlier detection. Now how I think I, so now what’s interesting, I was just saying is, so Spartan Capital, it’s gonna be the, the investment bank, uh, doing the IPO. Um, and they’re, you know, one of the lead bankers in the deal. He actually personally invested in, in this, in I guess the prior, so he’s invested in this deal, prior company,

Amro Albanna (19:52):

They were involved, that’s a big, they, they were involved with the company. I just, without really, they were involved. And that’s how we got in reintroduced to them. They were involved. Okay.

Jack Marks (20:01):

Okay. So that’s a no, that’s a, that’s a big deal. So they, they’re very familiar with it. So now they’re actually, uh, I guess again, I guess you could say doubling down, uh, they’re, they’re, they’re making a commitment here. Um, and that’s a big deal. Okay. I think what’s interesting, okay, so for investors, uh, there’s a couple takeaways. So again, it’s a massive market opportunity. I think people have already said this is, it’s north of a hundred billion dollars global. I mean, you know, we’ve seen numbers, 200 huge numbers. We’ve got huge numbers in the space, uh, and, you know, Pearsantas just getting started with prostate cancer and going into other diseases, again, using this mitochondrial DNA technology for I guess earlier diagnosis of disease. Uh, so this is, uh, you know, again, big deal. The question is, the question is, you know, how, how fast you know, can you scale up? Uh, and, and, and, you know, when, when it comes to the commercialization phase, so the, the IPO, um, what’s kind of the timeline? What’s their timeline? When do you, when do they expect that to happen?

Amro Albanna (21:04):

So our goal is 2026, and our goal is early first half of 2026. That’s our goal.

Jack Marks (21:11):

Okay? So let’s call it next. Uh, what are we already in August? So we’re talking about about six months, roughly six months out

Amro Albanna (21:19):

Months, market conditions, big deal. But we, you know, obviously we have to consider market because we don’t, we also don’t wanna go out undervaluing Pearsanta. Look, I mean, that’s a big deal. We believe we do not wanna go out under undervaluing the company. Um, we believe in our innovation. We believe in our team. We believe that we have the infrastructure, and we don’t want to go out just so we can raise, you know, you know, e enough money to, uh, you know, what I call survival money. This has to be growth capital and brought in at the right valuation that reflects the potential opportunity for Pearsanta.

Jack Marks (21:55):

Okay? So, okay, so, so this, but, and here’s the thing. So let’s say the deal comes out again, what I, what I find very compelling about your model with something, you know, we talked about in, in one of our first live streams is look, look, we’ve seen this type of business model you have work out very well where a company, you know, they have this, you know, buy, build and monetize strategy where they, again, we’ve seen this with Interactive Corp, iac, Safeguard, scientific, a bunch of companies, and they’ve all created like literally, you know, billions and billions of dollars in value. The stocks went up, not 10 x, they went up literally a hundred x or even more, I think, interactive one about maybe 200 x over, you know, not, not in one month, you know, over a period of, of years. Safeguard scientific, I think was of more than a hundred bagger.

(22:43):

Uh, I think there’s a couple of other companies that are doing this. Um, but the idea is, what makes it very compelling is, okay, you, you have this portfolio of assets, you identify these assets. You, you, you acquire ‘em, you build them up, and then you monetize them by, um, let’s say you spin ‘em out as an IPO or something else. Uh, and that company, so Pearsanta will have its own independent valuation, uh, and let’s say in the IPO that it works out, you get an, a valuation of Pearsanta. But let’s call it, let’s just say it’s 50 million, okay? Which, you know, let’s, let’s say the thing gets to 50 million and Aditxt retains half of it. So Aditxt share of just that. And early, by the way, when, when we say 50 million, we’re saying early on, I’m not saying, you know, this could be a billion dollar company, but early on, let’s call in the first, you know, 12 months, six months.

(23:33):

It could be a 50 million valuation. If Aditxt says 25, you know, your, your 50% is worth 25 million, that means the stock, you know, Aditxt should be worth north of 25 million. Today you’re trading at 4 million. So, or 3 million. So you got an eight x 800% upside just from that one, one, um, one aspect. One, one portfolio company. And you have two more of, two more of these in the pipeline, two more, you know, monetization or, you know, uh, liquidity events, if I should say, I’m, I’m, I’m, I’m looking for the right word. ‘cause some of it, you’re, you’re holding onto some of ‘em for longer. Uh, but I think once the market kind of figures this out, they’re gonna realize you have essentially Aditxt you have an opportunity to create, you know, a couple hundred million dollars in value in the stock in Aditxt alone. So even if it’s a hundred million, that’s a 50, that’s like a 40 x from here, or 40 X I mean, the stock in, which means, you know, it sounds like a big number, but that’s a $40 number on the stock.

(24:38):

Um, so again, you got two more deals. They both obviously have to work for this, you know, for the, and I’m sure you have other, other potential opportunities in the pipeline, but you also have, I don’t know if we’re gonna have time to address, you have, um, Adimune, which is, uh, you know, the, the biotech business that you have addressing autoimmune disorders. That’s, you know, early stage that, I mean, again, that, that’s also could be a game changer. And then you are in the process of acquiring Evofem, the women’s health company, which is doing, you know, 20 million in revenues. And again, potentially that could be a five x, 10 x multiple. Uh, you know, once you get that kind of optimized, which means that could be a a hundred, $200 million business for, for, uh, for Aditxt. Um, so again, you got mul, there’s multiple shots on goal for this thing to be more than a 10 bag, right? And I think the market, once people realize, you know,

Amro Albanna (25:34):

Yeah, the, the, the market will be looking for proof of business model. You know, once we get to the point where we can show that a company was acquired, built, and we capitalize on the opportunity, I believe we will begin attracting fundamental investors and we’ll begin attracting attention to the story. Right now, our, our stock is speculative, right? It’s been up, down, penny up a few pennies down. But reality is, look, Jack, I mean ultimately, ultimately we all want as the CEO of the company, and we all want our currency to be strong. You know, that’s, that’s a fact. I want our stock to be 10, 40, a hundred, a thousand dollars, obviously. But the real question is, what, what I focus on every single day is to keep pushing the business forward. That’s, that’s what we must continue to do. And then the question is, do we have something real?

(26:35):

Do we believe we have something of real value early detection of cancer? We just talked about all the numbers. When you talk about 70% of cancer, that can be prevented through early detection. When we’re talking about a technology that, you know, our goal few months away from commercially launching the technology and expanding beyond prostate cancer endometriosis, when we’re talking about, you know, again, our vision beyond just the, you know, the medical establishment, hospitals, doctors, where we ultimately can actually bring the kit to home and make it easy enough. I saw one of the comments as far as blood draws, absolutely right comment. But imagine if we’re able to get, you know, to the point where a kit is being sent home for a blood draw and sent back for ongoing monitoring. So now we’re not talking about only one time test. Now we’re talking about a lifetime test, a lifetime monitoring. And, you know, to use, to use the analogy of 23andme and other Ancestry, it’s a one time thing. At least, you know, from, from this general conversation, it’s a one time thing. Once you know your heritage, you know your heritage, but imagine an ongoing test for each individual throughout the lifetime from the day they’re born, right? And throughout

Jack Marks (27:53):

Their life. So some recurring revenues, I mean, potentially there’s, there’s, ‘cause there’s gonna be a market. You know, what’s interesting is this, I think there’s a whole new, there’s, you know, I think you are in the right space at the right time because you have this whole, uh, you know, and I think we’re just at the start of it, you have this like, uh, this biohacker movement. These guys are leading kind of where they take all sorts of tests on a regular basis to optimize their health. ‘cause there’s a bunch of people, you know, who wanna live forever, where they wanna live and they see the value. I’m seeing, there’s a, there’s a bunch of companies I’m seeing, there’s a new business model in, in the medical community. ‘cause I just saw where they basically, um, it’s almost like a, a concierge program where you pay, I don’t know, 500 bucks a year and every six months they give you a panel of different blood tests or whatever it is. And it’s a, it’s a subscription model. And

Amro Albanna (28:48):

Health, you know, this is health, health by the numbers. You can’t treat something that you don’t understand. You can’t treat something that you don’t know about. And if you begin to understand your health by the numbers with more precision, right? And higher accuracy and timely ‘cause it look, it doesn’t do anyone any good if we tell someone you are stage four, right, too late. It’s, you know, the, the timeliness of such test is so critical. And that timing, uh, you know, again, you really can’t achieve that timing just with innovation and science. You also have to have a subscription monitoring model where, you know, you’re not finding out too late or only when you feel something that’s, that’s exactly where Pearsanta is headed, and that’s the vision of Pearsanta. And that will hopefully begin to, you know, to show the, uh, you know, the value, the potential value of Pearsanta and how it may reflect on Aditxt.

Jack Marks (29:47):

Yeah. So this is, um, no, this is, this is, uh, this is, it’s a big deal, uh, because, you know, we’re just starting to talk about the business model. But this thing has, you know, it’s got potentially a very, very big runway here. Um, you know, again, once the, the thing is this, you, you mentioned this, it’s the market, you know, you’ve had, you have this model, you’ve had it for a while, and you know, the market’s kind of waiting to see, okay, when is, when is Aditxt gonna show the first, you know, that first monetization event? First, um, you know, the first liquidity event. And this is, and it’s gonna be, it looks like it’s gonna be Pearsanta and it’s already, it’s happening now. So this is no longer, you know, let’s talk just a snapshot. How long has Aditxt been public? Like what’s, is it always have the same model? Like how, how five years? Five years. Five years.

Amro Albanna (30:36):

Yeah. Okay. We went public June, 2020.

Jack Marks (30:39):

Okay. And with this model, right? Like, I’m not familiar with the early, but it was kind of same business model. Yeah,

Amro Albanna (30:46):

Yeah, yeah. No, I mean, we were, you know, we founded the company privately. Uh, it was three, it took us three years to go public. And the whole concept, which by the way deserves another session, not today. Why we founded Aditxt with multiple innovations in mind and why we went public with the company to make sure that we have social participation in these innovations. But let’s not take away from that. I think that will deserve its own session at the right time. Uh, when we’re looking and when we’re discussing how we envision scaling the model beyond Pearsanta, beyond Adimune and beyond Adifem with the pending acquisition,

Jack Marks (31:25):

Right? So the big, the big thing is this, and, and, and I think this is kind of, again, one of the big opportunities. And it’s something, again, it’s something, um, uh, you know, we talk about in, uh, the 10 bag of blueprint. Again, I’m not, I’m not here to sell books, but, but what we found is the big opportunities exactly in companies like Aditxt, I mean, there’s a reason why, you know, we focus on companies that are kind of in a similar pattern where, you know, they have, you know, they have the right model. They, you know, the market just, you know, they come out maybe a little bit too early or, you know, sometimes it’s an IPO, what we call an orphaned IPO, where, you know, they get, you know, the investment bank takes it public, but they don’t have any, you know, they don’t have any retail support.

(32:04):

They don’t, you know, they never develop it, right? So the market just forgets about the stock drops, you know, 90%. And then finally, couple years later, finally, they actually, the model is working. The model achieves, you know, validation. Uh, and that’s the inflection point. That’s when all the money is made. So we wanna get into these stocks at that inflection point. So, you know, not ear, not at the, not, uh, early on because, you know, sometimes I don’t know, it’s because a lot of times it’s kind of a, most companies that kind, the earl, you know, these startups, they kind of, everybody goes through the very same cycle where they come out, everybody’s excited, but then, you know, it’s kind of like, uh, we always show that path to the, like, investors, they think, okay, the minute they buy stock, it’s gonna go to the moon.

(32:52):

You know, it’s a straight path. And it’s not, it’s a rollercoaster ride. The same thing when you’re building a business. When you’re building a business, it’s actually much harder ‘cause you actually have to do the work. And, you know, it’s not a straight path. If it was easy, if it was easy, everybody would be, um, Elon Musk. I mean, even Elon Musk had to go, you know, he almost went bankrupt, I think three or at least three times. I mean, Tesla went bankrupt, I think almost three times. His other companies. I mean, he was basically in 2008, he had like, I think SpaceX, a couple of other things. Just like, basically you are like a one, you are like a public Elon Musk, because he also has, well, he, you know, multiple shots on goal. He is got, I think SpaceX, uh, uh, newer, he’s got like five companies, boring, thrilling rolls, underground, you know, all different stuff.

(33:38):

And he was doing all that in, in 2008. And he almost went bust. And you know, he actually made the, the turn. And every, now everybody’s, oh, the guy’s a genius. And oh, now everybody get, but everybody was saying, the guy’s a scammer, he’s gonna fail. He is gonna, everybody hated the guy. Even as, even I think maybe five years ago there were a six in 2018, everybody, there was a big shorting campaign against us. Everybody was saying it was gonna go bust. It was a scam, it was a fraud. Uh, and look at, look at it now. Now the thing you know is, is a hundred, you know, the guy’s worth a hundred bi billion. I think he’s a hundred billion two. Oh, who the numbers already doesn’t, you know, it’s irrelevant whether it’s a hundred billion 200. But same thing here, right? The money is made.

(34:21):

I think when investors need to understand the opportunity, the opportunity is when you have this inflection point where after, you know, the company had the right model is going, you know, they’re executing, the company keeps executing, moving forward. But the market stock, you know, people, investors just naturally give up ‘cause they have no attention span. The investors don’t have that attention span. But now that you’re finally at that inflection point with, and Pearsanta is that event Pearsanta, this, this completely validates the model. There’s gonna be, I think there’s gonna be this aha moment. All of a sudden the market’s gonna wake up and they’re gonna say, wow, now we get it. Now we understand how this thing could be, you know, 20 or $50 stock based on the model, based on, you know, what they have right now in the pipeline with, with, with, uh, Adimune, with Evofem, uh, and of course Pearsanta, people are gonna get it.

(35:16):

It’s gonna take a few months, I think. Uh, but I think right here it’s a, again, a ground for opportunity. And again, look, we don’t give buy sell advice on this channel. And this is a hundred percent a very risky stock. It’s very speculative. It’s, you know, it’s, yeah, it’s public venture capital, that’s what this is. Uh, but you’re getting in, I think the key thing is you’re getting in at a valuation of $4 million. And it’s almost like what I call a, a built-in profit. Because you know, the comps in your space, if you have to like, sell off the different pieces of the company, you know, it’d be worth, I think more than more than 5 million. I think it’d be worth probably 25 million plus. So you got a, a built in five x right there, and then you have the, all the upside. So I, it’s an incredible opportunity for investors. Um, Amro, what’s what, so what’s next that we can see that it’s actually working? Like when will we, like what, what kind of news flow can we expect regarding Pearsanta, regarding the, uh, the IPO, uh, the, the upcoming, uh, IPO, what kinda news flow, uh, could we expect to see over the next, uh, you know, weeks and, and the couple months?

Amro Albanna (36:27):

Yeah, so look, I mean, as it, it really is a matter of keeping our stakeholders updated on meaningful milestones. So those meaningful milestones, just like any other IPO process, one I believe other than IPO, the validation, the validation progress, that’s gonna be key for us. Um, and IPO you know, when filing, you know, when filing becomes public, it will be public. And, um, you know, and then as far as timing, it will obviously have to be, you know, uh, market condition dependent. But those are the milestones that we can, you know, and we have been updating the market with is, is the filing, you know, when the filing occurs, uh, when that’s public, right? And of course, as soon as we get into this IPO territory Jack, as you know, and you appreciate, there are certain restrictions that we have to comply with. But what I would say is, look, the IPO process is gonna be public just by its nature, you know, whatever it is that we need to file publicly will be filed publicly. I think the key for Pearsanta is to update, you know, our stakeholders with meaning meaningful milestones, especially when it comes to validation and commercialization activities.

Jack Marks (37:43):

Yeah. Uh, so again, we, okay, we, so we have a question. Okay, so when is the IPO of Pearsanta? So you said this is gonna be what

Amro Albanna (37:55):

Our goal is? Our goal, again, pro approximately can’t, but right now we’re, we’re targeting first half of 2026, but 2026 in general, that’s our target.

Jack Marks (38:06):

Okay. So, so it’s, you know, it, it’s, you know, it’s in the pipeline. I mean, you got, you got the, the bankers engaged. Um, so it’s moving forward. You got other events happening with per, with Pearsanta, uh, again, the validation, um, okay, this is interesting. Okay, so what can we see? Okay, so the results of this, you know, what kind of trials are you doing, what to validate the, you know, that it’s earl, that it’s more accurate, Earl and earlier detection. When will we have that information?

Amro Albanna (38:37):

Uh, so that will be around Q4. I mean, if we’re targeting end of the year, beginning of q1, this, this Q4, I mean, that will be, you know, uh, as we move forward, either end of Q4, uh, beginning of Q1 is our goal to go commercial by then of course, we’ll, we’ll have to have validation results. And assuming those validation results are the right results, that means we’ll go commercial. Um, and we just announced publicly that we were invited by a program at the DOD to, um, you know, to submit for a study for ovarian cancer. So those who haven’t seen it, I encourage you to go look at the press release that we put out. I think it was just a couple, couple weeks ago. So we’re working on multiple threads, um, obviously beyond the current prostate cancer test.

Jack Marks (39:25):

Yeah, I think, you know, one of thing is, look, you know, the, the, the, you know, the reality also is we’ve been in kind of a bear market for like biotech healthcare, early stage stocks for, you know, a couple of years now. And in a normal market, you know, um, even like, let’s call it like 2018, like just more or less a normal market, uh, you know, you know, Aditxt would be trading at, uh, you know, I don’t know, let’s call it a, you know, at least $20 million valuation, you know, 15, 25 at the low, at the very low end. Uh, but because we’ve had, you know, this, uh, biotech bear market, it kind of takes down a lot of these stocks. So, and I think we’re, we’re at the bottom of that cycle. I think we’re definitely at the bottom of that cycle. Um, you know, and, um,

Amro Albanna (40:11):

A company Jack that survived really the last couple years, three years, I believe they’ll come out of it on the other end, uh, in a, in a much stronger position. I mean, look, again, I think we, we continue to repeat. This is high risk, speculative venture. We continue to repeat that, but the last two to three years, I mean, look at how many companies got delisted, right? How many companies went out of business. So yes, it has been very challenging market. But look, companies with the right business model, the right products, the right services that can and did survive this period, I believe will come out of it on the other end much, much stronger.

Jack Marks (40:49):

Yeah, no, it’s, it’s, again, it’s, it’s, um, like you said, it’s, it’s always the cy you know, every cycle turns. And I think the biotech cycle is, you know, probably, you know, it’s, it’s, you know, if it’s not gonna turn the next few months, it’s gonna turn, you know, six months. But we’re at the, we’re definitely at the bottom. It, it, it can’t get any worse for biotech than it’s been. So any company that that’s around now that makes it is, you know, I think is gonna be five x higher, uh, when it turns, that’s the way it always works. Every, you know, every biotech cycle when the mar after the market, correct, after the crash, like now when it comes back, it comes back roaring. And we see, you know, if you look any day of the week, any day of the week, you look at the stocks that are, you know, up 200% or up 500% with massive volume, it’s always biotechs or healthcare companies that have had some, you know, major, uh, news major, you know, an inflection point, and you have some of those catalysts built in, uh, which, you know, could pop at some point.

(41:50):

Uh, w whether it’s Adimune, whether it’s, it’s it’s Pearsanta. You, you have those things built in. And again, the, it’s always the key thing for me is the valuation. You, you, this thing is, you know, $4 million, 3 million, well, I don’t know where we’re at today. Three or $4 million valuation.

(42:10):

It’s, you know, it’s dirt cheap, uh, and it could easily, you know, be five x 10 x from there. So, okay. Um, so we talked about Pearsanta. I just wanted to have you back on because, you know, last week we had the news about the, um, uh, engaging, uh, Spartan capital for the IPO. Well, maybe people missed it. So it’s important to market, you know, we get it out there. Um, next up we gotta talk about, you know, again, I wanna have you back on every, you know, few weeks to talk about different facets of the company, the different, uh, things you’re doing. So we haven’t talked about Evofem yet. Maybe we’ll do that maybe next week. Uh, ‘cause that’s another major value driver. You know, $20 million women’s health business that you’re in the process of acquiring that, you know, could be worth, you know, a hundred million plus under your, under your umbrella.

(43:02):

Uh, so a lot, again, multiple shots on goal here. Uh, lemme see if we have any questions. We, we talked, I think we just touched a few questions from the audience. So if anybody has any questions, uh, last couple of minutes before we wrap up, um, Amro, while we’re waiting to see if any, anybody, if we get any, uh, any audience, uh, q and a, um, what, you know, I always ask the same thing. What else? You know, what, what, what can we expect news flow wise, uh, next couple weeks? We obviously, you know, last, um, oh, here we go. Its, uh, okay.

Amro Albanna (43:40):

Uh, you

Jack Marks (43:40):

Have any

Amro Albanna (43:41):

To, to me? No, no.

Jack Marks (43:43):

I think what he’s asking is, I think what he’s asking is in the pipeline as potential acquisitions. What else do you have? Because you have three. You have three now? We have, yeah, we have,

Amro Albanna (43:56):

Yeah, we have two currently, which is Pearsanta and Adimune. Uh, we have pending acquisition, which is Adifem/Evofem. And look, our model, you know, our model is currently attracting some attention with potential assets, potential innovations. I mean, look, uh, many, many companies around the world that, you know, maybe, you know, maybe holding something of significant value that, uh, we may look at. Um, we’re, you know, again, when, when the right time comes, you know, we’ll, we’ll certainly share more about potential acquisitions, but right now we don’t really have anything material other than the fact that look, many innovations exist all around us. And, uh, I truly believe there will be no shortage of good opportunities.

Jack Marks (44:42):

Yeah. I think, look, the key thing is I think, which is, you know, which is, you know, is pretty obvious, is you have a pipeline of potentials. You, I’m sure you’re, you’re talking to people, but you really can’t do anything right now this week, you know, because where the stock is your currency, you don’t have a currency to use really, unless you know something, you know, really incredible. But, you know, and also I think, I think it would be good to actually, you know, get one of these, one of these things under your belt, whether it’s, you know, closing the Evofem deal, getting, uh, getting the Pearsanta IPO you know, actually maybe getting the, the, the, the registration statement file. People need to see that it’s, they need to see that it’s real. They need to see, okay, it’s, it’s happening. They need to see the signal. Okay? It’s, it’s, it’s on, it’s definitely happening. We’re getting closer, but it’s not

Amro Albanna (45:29):

The best way to summarize is exactly what you said, exactly what you said. Look, we, we gotta close the Evofem transaction. We gotta, you know, advance the IPO of Pearsanta and the commercialization of Pearsanta. And the way I would put it is I believe there will be no shortage of opportunities once we show those successes and have stronger currency.

Jack Marks (45:50):

And here’s the thing, I mean, just to summarize, it’s, this is like a classic, you know, venture capital setup. You know, all of our stocks, you know, the 10 bagger blueprint, our form, our formula is this, you wanna get in at the ground floor, right? You know, everybody always says, wow, you know, that stock that went from, you know, um, a dollar to a thousand dollars, you know, like one of the, I keep talking about the stock. We’ve had a couple stocks that went up more than a hundred x You know, we had a stock, uh, uh, called Taser. It was, and nobody believed it. Everybody thought it was a scam. It, it was a dollar 25, a dollar 50. Uh, that was the, you know, the guys who do the tasers that the cops had, the, and now they do the body, it’s called Axon.

(46:30):

They changed their name. Everybody thought it was a scam, right? And um, you know, the stock was a dollar 25. Now the stock is 800 and change. And I think they did a couple of splits since then. It’s been a number, it’s been many years. But you know, if you were to put it a thousand bucks into that thing, then you’d be sitting on over for every thousand bucks, basically you would’ve made over a million dollars. That’s cra that’s a crazy number for every thousand dollars a million. And this is not a crazy tech thing. It’s not really a tech, you know, it’s not really a high tech company. Um, and everybody always says, wow, I wish I could have gotten in at the ground floor. Oh, I, really? But nobody wants to get in at the ground floor. And the opportunity is always, when the situation is at its worst, that’s when the opportunity is there.

(47:18):

When you have validation, when you actually get, you know, when, when the picture comes into focus about that, okay, the IPO is happening. The IPO closed, the Pearsanta is now trading at a hundred million valuation. By then, Aditxt is not gonna be a dollar, it’s gonna be 10 or $20 potentially. Again, I’m not saying it’s going there, but listen, if, if Pearsanta’s trading at a hundred million valuation, I don’t see any reason why Aditxt won’t be trading at 10 bucks plus just, or 20 based on its holdings. It’s just, it’s just question of math. So, but you’re taking a risk. It might, for many people, it’s not for this stock is not for everybody. It’s a high risk stock. This is when the max, the maximum risk is right Now, as this thing becomes de-risk, as you execute, as you produce the results, as the IPO come out, as you monetize, you know, there’s gonna be less risk. But that also means because this is less risk, this stock is gonna be trading a lot higher, whether it’s five, 10, $15, I don’t know. But it’s, it’s definitely gonna be less risky when the stock is gonna be five bucks. But you would’ve missed out on or 10 bucks, but you would’ve missed out on the sweet spot. So,

Amro Albanna (48:34):

Well, we we’re certainly going after the right opportunities. And just to quickly answer to me here, yes, the third company, the pending acquisition is Evofem. Uh, that assuming we have successful, uh, closing, it will come under, uh, our subsidiary Adifem, which is focused on women’s health.

Jack Marks (48:51):

Can you talk about Evofem just a little bit? ‘cause you know, we haven’t talked about it yet. Most, most new people watching they’re not familiar with

Amro Albanna (48:57):

It would actually, so Jack, I think, uh, Evofem really deserves its own segment. Uh, if next week works, uh, it would be great, yeah, to actually Sure, uh, share a lot more information. ‘cause Evofem is, is doing a lot of great work and expanding beyond the US. I’d love to spend some time to talk about Evofem, uh, on a segment. Um, you know, if we can next week

Jack Marks (49:21):

Perfect. Perfect. Yeah, I think I think we’re, we’re, we went a little bit past, past, uh, timeline here. Uh, we’re, we’re at 50 minutes and this, this is, this is a long live stream for us today. Okay, so next week we’re gonna catch up with you. We’re gonna be talking about Evofem and maybe other news that you have out there. Again, Amro, uh, thank you, uh, for joining us again for the update. Uh, again, I think more people will understand the stock. I think obviously we’ll see, uh, uh, some big, big things happening. And, uh, thank you for all the great questions, everybody joining us, and we’ll see you all, uh, next week.

Amro Albanna (49:53):

Thank you, Jack, and thank you everybody. See you next week. Thanks. Bye.